UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2004

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2004, Boston Life Sciences, Inc. (the “Company”) issued a press release announcing that it had appointed Peter G. Savas as Chairman of the Board of Directors and Chief Executive Officer of the Company. A copy of this Press Release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Mr. Savas’s appointment as Chairman of the Board of Directors and Chief Executive Officer is effective as of September 7, 2004. Prior to joining the Company, Mr. Savas, age 56, served as Chairman, President and Chief Executive Officer of Aderis Pharmaceuticals, Inc., a private biopharmaceutical company. From 1992 through 2000, Mr. Savas served as the Chairman, President and Chief Executive Officer of Unisyn Technologies, Inc., a private biotechnology company which was acquired by BioVest International, Inc. in 2000.

In accordance with the Company’s By-laws, Mr. Savas will serve as a Director of the Company until the Company’s 2005 Annual Meeting of Stockholders and his successor is duly elected and qualified.

As Chief Executive Officer, Mr. Savas’s base salary will be $350,000 and he will be eligible for a bonus of up to 25% of his base salary if certain performance goals are achieved. Mr. Savas has been granted options for 2,000,000 shares of Company’s common stock, of which 500,000 options are immediately vested and exercisable and the remaining 1,500,000 options will vest monthly in equal installments over four years. The exercise price of these options is $0.75 per share. Mr. Savas will also be entitled to a year’s severance in the event that he is terminated in certain circumstances. Mr. Savas has the right to appoint one person to serve as a member of the Board of Directors. The Company is in the process of negotiating the terms of an employment agreement with Mr. Savas which will contain additional terms concerning Mr. Savas’s employment, including terms relating to his compensation, options and severance. The Company will amend this Report on Form 8-K to describe the material terms of Mr. Savas’s employment agreement within four business days after such terms become available.

Dr. Robert Langer stepped down as interim Chairman of the Board of Directors on September 7, 2004 with the appointment of Mr. Savas as Chairman. Dr. Langer remains a Director of the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release issued by the Company on September 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES, INC.

Date: September 13, 2004	By:	/s/ Joseph Hernon
	Name:	Joseph Hernon
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on September 8, 2004.